EXHIBIT 99.1

Donegal Group Inc. Announces First Quarter 2016 Results

MARIETTA, Pa., April 20, 2016 (GLOBE NEWSWIRE) -- Donegal Group Inc. (NASDAQ:DGICA) (NASDAQ:DGICB) today reported its financial results for the first quarter of 2016.  Highlights included:

  Net income of $11.8 million, or 46 cents per diluted Class A share, for the first quarter of 2016, a 72.9% increase over net income of $6.9 million, or 25 cents per diluted Class A share, for the first quarter of 2015
  8.6% increase in net premiums written to $170.1 million, reflecting organic growth in both personal and commercial lines
  Statutory combined ratio1 of 92.1% for the first quarter of 2016, compared to 96.9% for the prior-year first quarter
  12.1% increase in net investment income to $5.5 million for the first quarter of 2016, compared to $4.9 million for the first quarter of 2015
  Book value per share of $16.29 at March 31, 2016, compared to $15.66 at year-end 2015

	Three Months Ended March 31,

	2016	2015	% Change

	(dollars in thousands, except per share amounts)

Income Statement Data
Net premiums earned	$158,475	$146,530	8.2%
Investment income, net	5,547	4,949	12.1
Realized gains	471	1,046	-55.0
Total revenues	166,069	154,772	7.3
Net income	11,849	6,854	72.9
Operating income[1]	11,543	6,174	87.0

Per Share Data
Net income – Class A (diluted)	$0.46	$0.25	84.0%
Net income – Class B	0.42	0.23	82.6
Operating income – Class A (diluted)	0.44	0.23	91.3
Operating income – Class B	0.41	0.21	95.2
Book value	16.29	15.68	3.9

1The “Definitions of Non-GAAP and Operating Measures” section of this release defines and reconciles data that the Company prepares on an accounting basis other than U.S. generally accepted accounting principles (“GAAP”).

Kevin G. Burke, President and Chief Executive Officer of Donegal Group Inc., noted, “Donegal Group achieved excellent underwriting results for the first quarter of 2016, contributing to quarterly net income of $11.8 million. Our net income for the first quarter of 2016 represented a 72.9 percent increase over our net income for the prior-year first quarter. We attribute our excellent results to the strategies we have employed over the past few years to enhance our profitability. We continue to strive to outperform the property and casualty insurance industry in terms of service, profitability and book value growth over the long term."

“We have been emphasizing to our agents that we are a well-capitalized regional insurance group that is wholly committed to serving the independent agency market. That commitment has helped us forge strong agency relationships that have served us well in our pursuit of profitable growth within our operating regions, and we believe those relationships will drive our future growth and success.  We are pleased that our net premiums written grew by 8.6% during the first quarter of 2016.   We attribute that growth to a combination of new business writings and premium rate increases across the full spectrum of our business,” Mr. Burke added.

Mr. Burke concluded, “While fewer fire losses and decreased weather-related claim activity contributed to the improvement in our underwriting results compared to the prior-year first quarter, we were also pleased with the performance of our casualty lines of business during the first three months of 2016.  We attribute that favorable performance to our ongoing focus on quality underwriting, our expanding use of predictive modeling and our commitment to maintain rate adequacy.  Our statutory combined ratio of 92.1% for the first quarter of 2016 demonstrates the substantial improvement in underwriting results for both our commercial lines and personal lines business segments.”

Donald H. Nikolaus, Chairman, further remarked, “Our first quarter results clearly demonstrate the benefits of our long-standing strategic emphasis on underwriting profitability.  We were also pleased to achieve an increase in our investment income that resulted from steady growth in our invested assets throughout the past year.  At March 31, 2016, our book value per share increased to $16.29, compared to $15.66 at December 31, 2015. Our favorable earnings during the first quarter of 2016, as well as an increase in unrealized gains within our available-for-sale fixed-maturity and equity investment portfolios, contributed to the increase in our book value at March 31, 2016.”

Insurance Operations
Donegal Group is an insurance holding company whose insurance subsidiaries offer personal and commercial property and casualty lines of insurance in four Mid-Atlantic states (Delaware, Maryland, New York and Pennsylvania), three New England states (Maine, New Hampshire and Vermont), seven Southeastern states (Alabama, Georgia, North Carolina, South Carolina, Tennessee, Virginia and West Virginia) and seven Midwestern states (Indiana, Iowa, Michigan, Nebraska, Ohio, South Dakota and Wisconsin). The insurance subsidiaries of Donegal Group and Donegal Mutual Insurance Company conduct business together as the Donegal Insurance Group.

	Three Months Ended March 31,
	2016	2015	% Change

	(dollars in thousands)

Net Premiums Written
Personal lines:
Automobile	$55,054	$52,337	5.2%
Homeowners	25,882	24,410	6.0
Other	4,351	4,196	3.7
Total personal lines	85,287	80,943	5.4
Commercial lines:
Automobile	22,911	20,123	13.9
Workers' compensation	31,030	28,730	8.0
Commercial multi-peril	28,453	25,035	13.7
Other	2,394	1,816	31.8
Total commercial lines	84,788	75,704	12.0
Total net premiums written	$170,075	$156,647	8.6%

The 8.6% increase in the Company’s net premiums written for the first quarter of 2016 compared to the first quarter of 2015, as shown in the table above, represents the combination of 12.0% growth in commercial lines net premiums written and 5.4% growth in personal lines net premiums written. The $13.4 million growth in net premiums written for the first quarter of 2016 compared to the first quarter of 2015 included:

  $9.1 million in commercial lines premiums that the Company attributes primarily to new commercial accounts the Company’s insurance subsidiaries have written throughout their operating regions and a continuation of modest renewal premium increases.
  $4.3 million in personal lines premiums that the Company attributes to a combination of new policy growth and premium rate increases the Company has implemented over the past four quarters, as well as lower reinsurance reinstatement premiums.  Because the Company sustained no losses from catastrophic loss events that exceeded its reinsurance retentions during the first quarter of 2016, the Company paid no reinsurance reinstatement premiums in the first quarter of 2016.  The Company paid $1.0 million in reinsurance reinstatement premiums for the prior-year first quarter.

The Company renewed the majority of its reinsurance programs effective January 1, 2016 with no substantive changes to its reinsurance premium rates or coverage levels for 2016 compared to 2015.

The following table presents comparative details with respect to our statutory and GAAP combined ratios for the three months ended March 31, 2016 and 2015:

	Three Months Ended
	March 31,
	2016	2015

Statutory Combined Ratios
Personal Lines:
Automobile	99.8%	99.5%
Homeowners	91.0	98.7
Other	82.2	88.7
Total personal lines	95.6	98.4
Commercial Lines:
Automobile	101.8	101.5
Workers' compensation	86.5	87.8
Commercial multi-peril	84.7	102.4
Total commercial lines	88.0	95.1
Total lines	92.1%	96.9%

GAAP Combined Ratios (Total Lines)
Loss ratio (non-weather)	55.9%	59.5%
Loss ratio (weather-related)	4.4	6.0
Expense ratio	33.2	32.7
Dividend ratio	0.5	0.6
Combined ratio	94.0%	98.8%

Jeffrey D. Miller, Executive Vice President and Chief Financial Officer, commented, “The 92.1% statutory combined ratio for the first quarter of 2016 demonstrates the effectiveness of our continuing strategy to achieve profitable growth in our commercial lines segment and to improve the profitability of our personal lines segment. Our workers’ compensation line of business continued to perform well, as the 86.5% combined ratio in that line of business for the first quarter of 2016 indicates.  Our commercial multi-peril and homeowners combined ratios benefitted from decreased weather-related claims and fewer fire losses compared to the first quarter of 2015.”

For the first quarter of 2016, the Company’s statutory loss ratio decreased to 60.2%, compared to 65.8% for the first quarter of 2015.  Weather-related losses of $6.9 million for the first quarter of 2016, which equate to 4.4 percentage points of the Company’s loss ratio, decreased from the $8.8 million, or 6.0 percentage points of the Company’s loss ratio, for the first quarter of 2015. Weather-related loss activity for the first quarter of 2016 compared favorably to the Company's five-year average of $8.5 million for first-quarter weather-related losses.

Large fire losses, which the Company defines as individual fire losses in excess of $50,000, for the first quarter of 2016 were $5.8 million, or 3.7 percentage points of the Company’s loss ratio.  That amount was substantially lower than the large fire losses of $10.8 million, or 7.4 percentage points of the Company’s loss ratio, for the first quarter of 2015. The Company noted significant decreases in commercial fire loss frequency and severity, as well as a lower incidence of large homeowners fire losses compared to the prior-year first quarter.

Mr. Miller added, “While our policyholders incurred claims from a significant Mid-Atlantic snow event in January 2016 and other localized winter storms in our operating regions throughout the first three months of 2016, our regions did not experience a recurrence of the sub-freezing temperatures that contributed to elevated claim activity during the winters of 2015 and 2014.  We likewise attribute the lower volume of large fire losses to the less severe winter temperatures during the first quarter of 2016.  Development of reserves for losses incurred in prior accident years was immaterial for the first quarters of 2016 and 2015.”

The Company’s statutory expense ratio1 was 31.3% for the first quarter of 2016, compared to 30.5% for the first quarter of 2015.  The increase in the Company's statutory expense ratio reflected increased underwriting-based incentive costs for the first quarter of 2016.

Investment Operations
Donegal Group’s investment strategy is to generate an appropriate amount of after-tax income on its invested assets while minimizing credit risk through investment in high-quality securities. As a result, the Company had invested 89.8% of its consolidated investment portfolio in diversified, highly rated and marketable fixed-maturity securities at March 31, 2016.

	March 31, 2016		December 31, 2015
	Amount	%	Amount	%

	(dollars in thousands)
Fixed maturities, at carrying value:
U.S. Treasury securities and obligations of U.S. government corporations and agencies	$93,124	10.2%	$88,383	9.8%
Obligations of states and political subdivisions	339,410	37.2	355,671	39.5
Corporate securities	146,747	16.1	138,119	15.3
Mortgage-backed securities	240,417	26.3	229,479	25.5
Total fixed maturities	819,698	89.8	811,652	90.1
Equity securities, at fair value	42,503	4.7	37,261	4.1
Investments in affiliates	39,143	4.3	38,477	4.3
Short-term investments, at cost	11,890	1.2	13,432	1.5
Total investments	$913,234	100.0%	$900,822	100.0%

Average investment yield	2.4%		2.4%
Average tax-equivalent investment yield	3.1%		3.1%
Average fixed-maturity duration (years)	4.1		4.4

Net investment income of $5.5 million for the first quarter of 2016 increased 12.1% compared to $4.9 million in net investment income for the first quarter of 2015. The increase in net investment income reflected primarily an increase in average invested assets relative to the prior-year first quarter. Net realized investment gains were $470,941 for the first quarter of 2016, compared to $1.0 million for the first quarter of 2015. The Company had no impairments in its investment portfolio that it considered to be other than temporary during the first quarters of 2016 or 2015.

Mr. Miller, in commenting on the Company’s investment operations, noted, “One of our key strategies is to increase our investment portfolio in order to provide a consistent flow of investment income to support our expanding underwriting operations.  Our new money investments, coupled with our consistent reinvestment of called and maturing investment proceeds, have allowed us to maintain our average portfolio investment yield in spite of the continuing low interest rate environment. Our dividend-paying equity securities portfolio also contributed to the increase in our net investment income for the first quarter of 2016 compared to the prior-year first quarter.”

Definitions of Non-GAAP and Operating Measures

The Company prepares its consolidated financial statements on the basis of GAAP. The Company’s insurance subsidiaries also prepare financial statements based on statutory accounting principles state insurance regulators prescribe or permit (“SAP”). In addition to using GAAP-based performance measurements, the Company also utilizes certain non-GAAP financial measures that it believes provide value in managing its business and for comparison to the financial results of its peers. These non-GAAP measures are operating income and statutory combined ratio.

Operating income is a non-GAAP financial measure investors in insurance companies commonly use. The Company defines operating income as net income excluding after-tax net realized investment gains or losses. Because the Company’s calculation of operating income may differ from similar measures other companies use, investors should exercise caution when comparing the Company’s measure of operating income to the measure of other companies.

The following table provides a reconciliation of the Company's net income to the Company's operating income for the periods indicated:

	Three Months Ended March 31,

	2016	2015	% Change

	(dollars in thousands, except per share amounts)

Reconciliation of Net Income
to Operating Income
Net income	$11,849	$6,854	72.9%
Realized gains (after tax)	(306)	(680)	-55.0%
Operating income	$11,543	$6,174	87.0%

Per Share Reconciliation of Net
Income to Operating Income
Net income – Class A (diluted)	$0.46	$0.25	84.0%
Realized gains (after tax)	(0.02)	(0.02)	0.0%
Operating income – Class A	$0.44	$0.23	91.3%

Net income – Class B	$0.42	$0.23	82.6%
Realized gains (after tax)	(0.01)	(0.02)	-50.0%
Operating income – Class B	$0.41	$0.21	95.2%

The statutory combined ratio is a non-GAAP standard measurement of underwriting profitability that is based upon amounts determined under SAP. The statutory combined ratio is the sum of:

  the statutory loss ratio, which is the ratio of calendar-year incurred losses and loss expenses to premiums earned;
  the statutory expense ratio, which is the ratio of expenses incurred for net commissions, premium taxes and underwriting expenses to premiums written; and
  the statutory dividend ratio, which is the ratio of dividends to holders of workers’ compensation policies to premiums earned.

The statutory combined ratio does not reflect investment income, federal income taxes or other non-operating income or expense. A statutory combined ratio of less than 100% generally indicates underwriting profitability.

Conference Call and Webcast

The Company will hold a conference call and webcast on Wednesday, April 20, 2016, beginning at 11:00 A.M. Eastern Time. You may listen via the Internet by accessing the webcast link on the Company’s web site at http://investors.donegalgroup.com. A replay of the conference call will also be available via the Company’s web site.

About the Company

Donegal Group is an insurance holding company. The Company’s Class A common stock and Class B common stock trade on the NASDAQ Global Select Market under the symbols DGICA and DGICB, respectively. As an effective acquirer of small to medium-sized “main street” property and casualty insurers, Donegal Group has grown profitably over the last three decades. The Company continues to seek opportunities for growth while striving to achieve its longstanding goal of outperforming the property and casualty insurance industry in terms of service, profitability and book value growth.

The Company owns 48.2% of the outstanding stock of Donegal Financial Services Corporation (“DFSC”). DFSC owns all of the outstanding stock of Union Community Bank (“UCB”). The Company accounts for its investment in DFSC using the equity method of accounting. Donegal Mutual Insurance Company owns the remaining 51.8% of the outstanding stock of DFSC.

Safe Harbor

We base all statements contained in this release that are not historic facts on our current expectations. These statements are forward-looking in nature (as defined in the Private Securities Litigation Reform Act of 1995) and involve a number of risks and uncertainties. Actual results could vary materially. Factors that could cause actual results to vary materially include: our ability to maintain profitable operations, the adequacy of the loss and loss expense reserves of our insurance subsidiaries, business and economic conditions in the areas in which our insurance subsidiaries operate, interest rates, competition from various insurance and other financial businesses, terrorism, the availability and cost of reinsurance, adverse and catastrophic weather events, legal and judicial developments, changes in regulatory requirements, our ability to integrate and manage successfully the insurance companies we may acquire from time to time and other risks we describe from time to time in the periodic reports we file with the Securities and Exchange Commission. You should not place undue reliance on any such forward-looking statements. We disclaim any obligation to update such statements or to announce publicly the results of any revisions that we may make to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Donegal Group Inc.
Consolidated Statements of Income
(unaudited; in thousands, except share data)

	Quarter Ended March 31,
	2016	2015

Net premiums earned	$158,475	$146,530
Investment income, net of expenses	5,547	4,949
Net realized investment gains	471	1,046
Lease income	178	200
Installment payment fees	1,363	1,520
Equity in earnings of DFSC	35	527
Total revenues	166,069	154,772

Net losses and loss expenses	95,578	95,939
Amortization of deferred acquisition costs	25,956	24,010
Other underwriting expenses	26,638	23,833
Policyholder dividends	832	918
Interest	408	331
Other expenses	638	726
Total expenses	150,050	145,757

Income before income tax expense	16,019	9,015
Income tax expense	4,170	2,161

Net income	$11,849	$6,854

Net income per common share:
Class A - basic	$0.46	$0.26
Class A - diluted	$0.46	$0.25
Class B - basic and diluted	$0.42	$0.23

Supplementary Financial Analysts' Data

Weighted-average number of shares
outstanding:
Class A - basic	20,544,741	21,533,443
Class A - diluted	20,815,540	22,113,889
Class B - basic and diluted	5,576,775	5,576,775

Net premiums written	$170,075	$156,647

Book value per common share
at end of period	$16.29	$15.68

Annualized return on average equity	11.4%	6.5%

Donegal Group Inc.
Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2016	2015
	(unaudited)

ASSETS
Investments:
Fixed maturities:
Held to maturity, at amortized cost	$315,697	$310,259
Available for sale, at fair value	504,001	501,393
Equity securities, at fair value	42,503	37,261
Investments in affiliates	39,143	38,477
Short-term investments, at cost	11,890	13,432
Total investments	913,234	900,822
Cash	32,428	28,139
Premiums receivable	152,454	141,267
Reinsurance receivable	254,036	259,728
Deferred policy acquisition costs	52,520	52,108
Prepaid reinsurance premiums	120,852	113,523
Other assets	38,388	42,247
Total assets	$1,563,912	$1,537,834

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Losses and loss expenses	$574,545	$578,205
Unearned premiums	448,422	429,493
Accrued expenses	16,607	22,460
Borrowings under lines of credit	81,000	81,000
Subordinated debentures	5,000	5,000
Other liabilities	12,140	13,288
Total liabilities	1,137,714	1,129,446
Stockholders' equity:
Class A common stock	236	235
Class B common stock	56	56
Additional paid-in capital	221,660	219,525
Accumulated other comprehensive income	4,733	774
Retained earnings	240,739	229,024
Treasury stock	(41,226)	(41,226)
Total stockholders' equity	426,198	408,388
Total liabilities and stockholders' equity	$1,563,912	$1,537,834

For Further Information:
Jeffrey D. Miller, Executive Vice President & Chief Financial Officer
Phone: (717) 426-1931
E-mail: investors@donegalgroup.com